Exhibit 10.7

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 9, 2011 (the “Effective Date”) by and among SILICON VALLEY BANK, a California corporation (“Bank”), MARIN SOFTWARE INCORPORATED, a Delaware corporation (“Marin”), and MARIN SOFTWARE LIMITED, a company registered under the laws of England and Wales (“Marin Ltd”; and together with Marin, individually and collectively, the “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

RECITALS

A. Bank and Marin have entered into that certain Loan and Security Agreement dated as of October 31, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Prior Loan Agreement”). Marin Ltd was added to the Loan Agreement as a Borrower pursuant to that certain Joinder Agreement, dated January 10, 2010, by and among Bank, Marin and Marin Ltd. Pursuant to the Prior Loan Agreement, Bank made certain loans and other credit accommodations available to Borrower, including a secured revolving loan in the principal amount of Four Million Dollars ($4,000,000) and a secured growth capital loan in the principal amount of Five Million Dollars ($5,000,000).

B. Borrower has requested, and Bank has agreed to amend and restate the Prior Loan Agreement in its entirety. The parties hereby agree that the Prior Loan Agreement is hereby amended, restated and replaced in its entirety as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1	Promise to Pay.

Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1	Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.2	Prior Growth Capital Loan.

(a) Prior Growth Capital Loan. Borrower hereby acknowledges that, as part of the Prior Loan Agreement, Bank made an advance to Borrower in an original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Prior Growth Capital Loan”), a portion of which remains outstanding as of the Effective Date. Bank and Borrower hereby agree that there is no further availability under the Prior Growth Capital Loan. The Obligations owing with respect to the Prior Growth Capital Loan have not been extinguished or discharged hereby and the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Prior Growth Capital Loan. The aggregate outstanding principal amount of the Prior Growth Capital Loan as of November 30, 2011 is Six Hundred Twenty-Eight Thousand Five Hundred Sixty-Eight Dollars and Sixteen Cents ($628,568.16).

(b) Principal and Interest Payments. Borrower hereby agrees to continue to make equal monthly payments of principal and interest on the Prior Growth Capital Loan of One Hundred Six Thousand Six Hundred Twenty-Five Dollars Eighty-One Cents ($106,625.81) commencing on the first (1st) Business Day of the first (1st) month after the Effective Date. All unpaid principal and accrued and unpaid interest on the Prior Growth Capital Loan is due and payable in full on the Prior Growth Capital Maturity Date. The Prior Growth Capital Loan shall continue to accrue interest at a fixed per annum rate of six percent (6.0%). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding amount under Prior Growth Capital Loan shall bear interest at the Default Rate unless the Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Prior Growth Capital Loan. Payment or acceptance of the increased interest rate provided in Section 2.6(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Prepayment. At Borrower’s option, so long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Prior Growth Capital Loan made by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Prior Growth Capital Loan at least ten (10) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Prior Growth Capital Loan through the date the prepayment is made; (ii) all unpaid principal with respect to the Prior Growth Capital Loan; (iii) the Prior Growth Capital Final Payment, and (iv) all other sums, if any, that shall have become due and payable hereunder as of the date of prepayment with respect to this Agreement. Borrower may condition such prepayment on the funding of another financing and provide that its prepayment election shall terminate if such funding does not occur by a specific date.

(d) Mandatory Prepayment Upon an Acceleration. If the Prior Growth Capital Loan is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all accrued and unpaid interest with respect to the Prior Growth Capital Loan through the date the prepayment is made, (ii) all unpaid principal with respect to the Prior Growth Capital Loan; (iii) the Prior Growth Capital Final Payment; and (iv) all other sums, if any, that shall have become due and payable as of the date of repayment, including interest at the Default Rate with respect to any past due amounts.

2.3	Prior Equipment Loan.

(a) Prior Equipment Advances. Borrower hereby acknowledges that, as part of the Prior Loan Agreement, Bank made advances (each, a “Prior Equipment Advance” and collectively, the “Prior Equipment Advances”) available to Borrower in an aggregate original principal amount of Two Million Dollars ($2,000,000) a portion of which remains outstanding as of the Effective Date (the “Prior Equipment Loan”). Bank and Borrower hereby agree that there is no further availability under the Prior Equipment Loan. The Obligations owing with respect to the Prior Equipment Loan have not been extinguished or discharged hereby and the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Prior Equipment Loan. The aggregate outstanding principal amount of the Prior Equipment Loan as of November 30, 2011 is One Million Six Hundred Ninety Thousand Four Hundred Ninety-Four Dollars and Fifty-Four Cents ($1,690,494.54).

(b) Principal and Interest Payments. Borrower hereby agrees to continue to make equal monthly payments of principal and interest on the Prior Equipment Loan of Sixty Thousand Four Hundred Seventy Dollars and Eight-Two Cents ($60,470.82) commencing on the first (1st) calendar day of the first (1st) month after the Effective Date and continuing thereafter on the first (1st) calendar day of each successive month (each, a “Payment Date”). All unpaid principal and accrued and unpaid interest on the Prior Equipment Loan is due and payable in full on the Prior Equipment Maturity Date. The Prior Equipment Loan shall continue to accrue interest at a fixed per annum rate of five and one half of one percent (5.50%).

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any Event of Loss occurs with respect to Financed Equipment financed by a Prior Equipment Advance, then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of a Prior Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Prior Equipment Advance in inverse order of maturity.

(d) Mandatory Prepayment Upon an Acceleration. If the Prior Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, plus (ii) an other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Prior Equipment Advances. Borrower shall have the option to prepay all, but not less than all, of the Prior Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Prior Equipment Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, plus (B) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Borrower may condition such prepayment on the funding of another financing and provide that its prepayment election shall terminate if such funding does not occur by a specific date.

2.4	Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, the “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the Funding Date of each Equipment Advance; provided, however, the first Equipment Advance may be used to finance Eligible Equipment purchased on or after June 1, 2011. No Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Equipment Line shall be used to finance Other Equipment. Each Equipment Advance must be in an amount equal to the lesser of One Hundred Thousand Dollars ($100,000) or the amount that has not yet been drawn under the Equipment Line. After repayment, no Equipment Advance may be reborrowed.

(b) Repayment. For each Equipment Advance, Borrower shall make (i) monthly payments of interest only commencing on the first (1st) calendar day of the first (1st) month following the month in which the Funding Date occurs with respect to a Equipment Advance and continuing thereafter during the Equipment Interest Only Period on the first (1st) Business Day of each successive month and (ii) thirty six (36) consecutive equal monthly installments of principal and accrued interest commencing on the first (1st) calendar day of the first (1st) month after the Equipment Interest Only Period (the “Equipment Conversion Date”), which would fully amortize the outstanding Equipment Advances, as of the Equipment Conversion Date, over the Repayment Period. Notwithstanding the foregoing, all unpaid principal and interest on each Equipment Advance shall be due on the applicable Maturity Date.

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this

Agreement, any Event of Loss occurs with respect to Financed Equipment financed by a Equipment Advance, then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of an Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance in inverse order of maturity.

(d) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, plus (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Equipment Advances. Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, plus (B) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Borrower may condition such prepayment on the funding of another financing and provide that its prepayment election shall terminate if such funding does not occur by a specific date.

2.5	Overadvances.

It at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such sum being an “Overadvance”), Borrower shall immediately pay to Bank in cash such excess. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.6	Payment of Interest on the Credit Extensions.

(a) Advances. Subject to Section 2.6(c), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, plus three quarters of one percent (0.75%), which interest shall be payable monthly in accordance with Section 2.6(f) below.

(b) Equipment Advances. Subject to Section 2.6(c), the principal amount outstanding for each Equipment Advance shall accrue interest at a fixed per annum rate equal to five and one half of one percent (5.50%), which interest shall be payable monthly in accordance with Section 2.6(f) below.

(c) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.6(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(f) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

2.7	Fees.

Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of Forty-Two Thousand Five Hundred Dollars ($42,500) (the “Revolving Commitment Fee”) of which, (i) Twenty Thousand Dollars ($20,000), shall be paid on the Effective Date, (ii) Ten Thousand Dollars ($10,000) shall be paid on January 11, 2012, and (ii) the balance (Twelve Thousand Five Hundred Dollars ($12,500)) shall be paid to Bank on January 10, 2013.

(b) Equipment Commitment Fee. A fully earned, non-refundable commitment fee of Seven Thousand Dollars ($7,000) (the “Equipment Commitment Fee”) shall be paid on the Effective Date;

(c) Termination Fee. Subject to the terms of Section 12.1, a termination fee;

(d) Prior Growth Capital Final Payment. A Prior Growth Capital Final Payment due on the Prior Growth Capital Maturity Date, or at the time of a prepayment pursuant to the terms of Sections 2.2(c) and 2.2(d); and

(e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.8	Payments; Application of Payments.

(a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) All payments with respect to the Obligations may be applied in such order and manner as Bank shall determine in its sole discretion. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

3	CONDITIONS OF LOANS

3.1	Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the Warrant;

(c) duly executed original signatures to the Control Agreements;

(d) Borrower’s Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(e) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(f) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g) the Perfection Certificates of Borrower, together with the duly executed original signatures thereto;

(h) a copy of its Registration Rights Agreement, Investors’ Rights Agreement, and any amendments thereto;

(i) evidence satisfactory to Bank that the insurance policies required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses and cancellation notice to Bank (or endorsements reflecting the same) in favor of Bank; and

(j) payment of the fees and Bank Expenses then due as specified in Section 2.7 hereof.

3.2	Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) except as otherwise provided in Section 3.4(a), timely receipt of an executed Transaction Report or Loan Supplement;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Transaction Report or Loan Supplement and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not -be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Bank’s sole discretion, any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank. If any event, condition, circumstance or other factor (collectively, “Circumstances”) exists or does not exist whose existence or non-existence serves as justification under this Section 3.2(c) for Bank’s refusal to make a requested Credit Extension, the existence or non-existence of such Circumstance shall not constitute an Event of

Default under Section 8 unless it independently constitutes an Event of Default pursuant to another provision of this Agreement.

3.3	Covenant to Deliver.

Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4	Procedures for Borrowing.

(a) Revolving Line Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

(b) Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. Borrower shall also deliver to Bank by electronic mail or facsimile a completed Loan Supplement, executed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date. At Bank’s discretion, Bank shall have the opportunity to confirm that, upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, Bank shall have a first priority perfected security interest in such Equipment. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.

4	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent (or 110% if the Dollar Equivalent is denominated in Foreign Currency) of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2	Priority of Security Interest.

Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3	Authorization to File Financing Statements.

Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

4.4	Reaffirmation of UK Debenture.

Marin Ltd hereby covenants and agrees with Bank that (a) the UK Debenture, is and shall continue in full force and effect for the benefit of Bank with respect to the Secured Obligations (as such term is defined in the UK Debenture); (b) the Secured Obligations shall include, without limitation, the Obligations of Borrower as increased, amended, and restated by this Agreement and the other Loan Documents; (c) there are no offsets, claims or defenses of Marin Ltd with respect to the UK Debenture or with respect to the Secured Obligations; and (d) the UK Debenture is hereby ratified and confirmed in all respects and shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith. All terms and provisions of the UK Debenture shall remain unchanged and in full force and effect and Marin Ltd hereby reaffirms its obligations under the UK Debenture.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1	Due Organization, Authorization; Power and Authority.

Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2	Collateral.

Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

All Financed Equipment is new, except for such Financed Equipment that has been disclosed in writing to Bank by Borrower as “used” and that Bank, in its sole discretion, has agreed to finance.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) non-material Intellectual Property licensed to Borrower and material Intellectual Property licensed to Borrower noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3	Accounts Receivable.

(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4	Litigation.

There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000), except as disclosed on the Perfection Certificate delivered to the Bank on the Effective Date.

5.5	Financial Statements; Financial Condition.

All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6	Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7	Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8	Subsidiaries; Investments.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9	Tax Returns and Payments; Pension Contributions.

Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, other than taxes which in the aggregate do not at any time exceed Ten Thousand Dollars ($10,000). Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10	Use of Proceeds.

Borrower shall use the proceeds of the Credit Extensions solely as working capital, to purchase Eligible Equipment, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11	Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12	Definition of “Knowledge.”

For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1	Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Use commercially reasonable efforts to obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2	Financial Statements, Reports, Certificates.

Provide Bank with the following:

(a) a Transaction Report (and any schedules related thereto), (i) in the event that Borrower is Streamline Eligible and provided no Event of Default has occurred and is continuing, no later than thirty (30) days after the end of each month and (ii) in all other cases, on a weekly basis;

(b) within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, and (D) Borrower’s Deferred Revenue report in form satisfactory to Bank in its sole discretion, but reasonable discretion;

(c) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible

Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) Within thirty (30) days after the last day of each month, deliver to Bank monthly recurring revenue roll forward reports, including new monthly revenues added and revenues lost for each month, and SaaS metrics (including Monthly Recurring Revenue and Churn Rate reports for both U.S. and UK operations) in form and substance reasonably satisfactory to Bank;

(f) as soon as available, but no later than seven (7) days after approval by the Board of Directors, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the following fiscal year and (B) Board approved financial projections for the following fiscal year, commensurate in form and substance with those provided to Borrower’s venture capital investors (it being understood that the budgets and projections set forth in this Section for the 2012 fiscal year are expected to be received not later than January 31, 2012);

(g) As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion (it being understood that the audited financial statements for the 2010 fiscal year are expected to be received not later than January 31, 2012), provided, however, Borrower’s unqualified opinion on financial statements may contain a qualification as to going concern typical for venture backed companies similar to Borrower;

(h) in the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(i) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(j) prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more; and

(k) other financial information reasonably requested by Bank.

6.3	Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims which in the aggregate exceeds One Hundred Thousand Dollars ($100,000) in any calendar month relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Bank shall require that all proceeds of Accounts from Account Debtors which have their principal place of business in the United States be deposited by Borrower into a lockbox account, or such other “blocked account” as specified by Bank, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of such Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, pursuant to the terms of Section 2.8(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof. At all times when Borrower is Streamline Eligible, provided no Event of Default has occurred and is continuing, funds in the blocked account will be remitted to Borrower’s Designated Deposit Account, but at all other times, such collections shall be applied to reduce the Obligations on a daily basis, prior to being deposited into Borrower’s Designated Deposit Account.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall immediately promptly notify Bank of the return of the Inventory.

(e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose.

(f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4	Remittance of Proceeds.

Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (1) prior to an Event of Default, pursuant to the terms of Section 2.8(b) hereof, and (2) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of surplus, worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Two Hundred Thousand Dollars ($200,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will maintain all proceeds of Collateral in an account maintained with Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5	Taxes; Pensions.

Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, other than taxes which in the aggregate do not at any time exceed Ten Thousand Dollars ($10,000), and except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6	Access to Collateral; Books and Records.

Allow Bank, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Unless an Event of Default has occurred and is continuing, such inspections or audits shall be conducted no more often than once every six (6) months (or more frequently as Bank shall determine conditions warrant, in its sole discretion). The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefore shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7	Insurance.

Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as a lender loss payee and waive subrogation against Bank. All liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or their respective endorsements) shall provide that the insurer shall give Bank at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

6.8	Operating Accounts.

(a) Maintain all of its domestic operating and other deposit accounts and securities accounts, including all excess cash, with Bank and Bank’s Affiliates. Borrower shall consider maintaining its foreign primary banking relationship with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution in the United States other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains in the United States, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.9	Financial Covenants.

Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidating basis with respect to Borrower and its Subsidiaries:

(a) Monthly Recurring Revenue. Commencing with the month ending August 31, 2011, and as of the last day of each month thereafter, and beginning with the month ending March 31, 2012 for the trailing three (3) month period then ended, Monthly Recurring Revenue of not less than the following amounts at the following times:

Month Ending	Monthly Recurring Revenue
August 31, 2011	$2,920,000
September 30, 2011	$2,940,000
October 31, 2011	$2,960,000
November 30, 2011	$2,980,000
December 31, 2011	$3,000,000
January 31, 2012	$3,135,000
February 29, 2012	$3,276,075
March 31, 2012	$9,835,000
April 30, 2012	$10,277,000
May 31, 2012	$10,740,000
June 30, 2012	$11,223,000
July 31, 2012	$11,728,000
August 31, 2012	$12,255,000
September 30, 2012	$12,807,000
October 31, 2012	$13,384,000
November 30, 2012	$13,986,000
December 31, 2012	$14,615,000

For purposes of calculating the Monthly Recurring Revenue for February, such calculation will be prorated on the basis of twenty-nine (29) calendar days.

Notwithstanding the foregoing, commencing with the month ending January 31, 2012, Borrower’s Monthly Recurring Revenue is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the December 31, 2012 fiscal year, which shall be equal to or greater than seventy-five percent (75%) of Borrower’s projected performance for such month, as determined by Bank in its sole discretion (the “2012 MMR Covenant”). Borrower’s failure to reach an agreement with Bank on the 2012 MMR Covenant and to execute and deliver to Bank an amendment to this Agreement, shall constitute an immediate Event of Default under this Agreement.

(b) Churn Rate. A Churn Rate, tested as of the last day of each month for the immediately preceding three (3) month period then ended, not to exceed three percent (3%) at any time averaged over such three (3) month period.

6.10	Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property (other than intellectual property which Borrower licenses from one or more third parties); (ii) promptly advise Bank in writing of material infringements of its Intellectual Property (other than intellectual property which Borrower licenses from one or more third parties); and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to attempt to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.11	Litigation Cooperation.

From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.12	Further Assurances.

Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7	NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1	Dispositions.

Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that does not constitute Financed Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) consisting of cash payments to trade creditors and the use of cash, in each case, in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents.

7.2	Changes in Business, Management, Ownership, or Business Locations.

(a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in the Key Person such that the Key Person ceases to hold such office with Borrower and a replacement satisfactory to Borrower’s Board of Directors are not made within ninety (90) days after the Key Person’s departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

Borrower shall not, without at least ten (10) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion. Notwithstanding the foregoing, bailee agreements shall not be required with collocation facilities.

7.3	Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4	Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5	Encumbrance.

Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6	Maintenance of Collateral Accounts.

Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.

7.7	Distributions; Investments.

(a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided, that Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and further, provided, that such repurchases do not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8	Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9	Subordinated Debt.

(a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10	Compliance.

Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a

Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1	Payment Default.

Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, the Growth Capital Maturity Date, the Equipment Maturity Date, or the Prior Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period).

8.2	Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7, 6.8, 6.9, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3	Investor Abandonment; Priority of Security Interest.

If Bank determines in its good faith judgment that it is the clear intention of Borrower’s current and future investors to not continue to fund Borrower in the amounts and timeframe to the extent necessary to enable Borrower to satisfy the Obligations as they become due and payable, or there is a material impairment in the perfection or priority of the Bank’s security interest in the Collateral; provided, however, any Transfer permitted under Section 7.1 shall not constitute an Event of Default under this Section 8.3;

8.4	Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Bank or any Bank Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5	Insolvency.

(a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6	Other Agreements.

There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any default by Borrower, the result of which could have a material adverse effect on Borrower’s business;

8.7	Judgments.

One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8	Misrepresentations.

Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to

Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9	Subordinated Debt.

Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10	Cross-Default with UK Debenture.

A default shall occur under the UK Debenture and such default is not cured within any applicable grace period provided therein.

9	BANK’S RIGHTS AND REMEDIES

9.1	Rights and Remedies.

While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent (or 110% if the Dollar Equivalent is denominated in Foreign Currency) of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the

Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2	Power of Attorney.

Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3	Protective Payments.

If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4	Application of Payments and Proceeds.

If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5	Bank’s Liability for Collateral.

So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6	No Waiver; Remedies Cumulative.

Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7	Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8	Borrower Liability.

Either Borrower may, acting singly, request Advances hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, though referencing CA Civil Code sections may be duplicative, for Agreements governed by CA law, add the following - including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

9.9	Borrowers are Integrated Group.

Each Person included in the term “Borrower” hereby represents and warrants to Bank that each of them will derive benefits, directly and indirectly, from each Credit Extension, each in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because each Borrower believes (i) the terms of the Credit Extensions provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual loan arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the Credit Extensions.

9.10	Inter-Company Debt.

Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term “Borrower” may create reasonable inter-company indebtedness between or among the Persons included in the term “Borrower” with respect to the allocation of the benefits and proceeds of the Credit Extensions under this Agreement.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Marin Software Incorporated 123 Mission Street, 25th Floor San Francisco, California 94105
Attn: Mr. John Kaelle Fax: [personally identifiable information withheld] Email: [personally identifiable information withheld]

If to Bank:	Silicon Valley Bank 2400 Hanover Street Palo Alto, California 94304 Attn: Julia Bobrovich Fax: [personally identifiable information withheld] Email: [personally identifiable information withheld]

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12	GENERAL PROVISIONS

12.1	Termination Prior to Revolving Line Maturity Date.

This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Fifty Thousand Dollars ($50,000), provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank or upon the consummation of an initial public offering of Borrower’s common stock.

12.2	Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant).

12.3	Indemnification.

Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4	Time of Essence.

Time is of the essence for the performance of all Obligations in this Agreement.

12.5	Severability of Provisions.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6	Correction of Loan Documents.

Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.7	Amendments in Writing; Waiver; Integration.

No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9	Survival.

All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10	Confidentiality.

In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.11	Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.12	Electronic Execution of Documents.

The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13	Captions.

The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14	Construction of Agreement.

The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15	Relationship.

The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust,

fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16	Third Parties.

Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17	Transitional Arrangements.

On the Effective Date, this Agreement shall amend, restate and supersede the Prior Loan Agreement in its entirety, except as provided in this Section. On the Effective Date, the rights and obligations of the parties evidenced by the Prior Loan Agreement shall be evidenced by this Agreement and the other Loan Documents and the grant of security interest in the Collateral by the Borrower under the Prior Loan Agreement and the other “Loan Documents” (as defined in the Prior Loan Agreement) shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by this Agreement and the other Loans Documents. All references to the Prior Loan Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. Without limiting the generality of the foregoing and to the extent necessary, the Bank reserves all of its rights under the Prior Loan Agreement.

13	DEFINITIONS

13.1	Definitions.

As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“2008 Warrant” is that certain Warrant to Purchase Stock dated the October 31, 2008 executed by Borrower in favor of Bank.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Borrower” means each Person that has executed and delivered a Joinder Agreement that has been accepted and approved by the Bank.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bankruptcy-Related Defaults” is defined in Section 9.1.

“Borrower” means the Borrower as set forth on the cover page of this Agreement and each Additional Borrower.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Churn Rate” means, for any period as at any date of determination, the sum of the Monthly Recurring Revenue lost as a result of Closed Accounts divided by the aggregate Monthly Recurring Revenue for such period.

“Closed Accounts” are, during any calendar month, the number of customer Accounts that are closed, cancelled, or otherwise terminated.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described as Collateral on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Prior Growth Capital Loan, Prior Equipment Advance, Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.6(a).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number                                                  , maintained with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) June 30, 2012, or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days (or one hundred twenty (120) days for UK Accounts) of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days (or one hundred twenty (120) days for UK Accounts) of invoice date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and (i) such Accounts do not exceed Twenty Thousand Dollars ($20,000) or (ii) that Bank otherwise approves of in writing; provided, however that Accounts owing from Omnicon Media Group, Tradedoubler Software AB, Neo@Ogilvy, Marks and Spencer p.l.c., Razorfish, Philips Consumer, iProspect, MEC, Performics, Publicis, Starcom, Vivaki, and Zenith Optimedia are deemed “Eligible Accounts” as of the Effective Date, provided, further, that continuing eligibility and the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance and may be changed at any time with notice to Borrower;

(f) Accounts billed and/or payable outside of the United States, including, without limitation UK Accounts, unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws;

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts).

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r) Accounts arising from chargebacks, debit memos or others payment deductions taken by an Account Debtor;

(s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(v) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and

(w) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, (i) is located at 123 Mission Street, 25th Floor, San Francisco, California 94105 or in such other locations in the United States which Bank has received prior written notice of such location and, at Bank’s request, a bailee agreement executed by the bailee of such location in form and substance satisfactory to Bank, and (ii) is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, computer equipment, manufacturing equipment, office equipment, test and laboratory equipment, telephone systems, furnishings, subject to the limitations set forth herein, and (b) Other Equipment.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equipment Advance” is defined in Section 2.4(a).

“Equipment Conversion Date” is defined in Section 2.4(b).

“Equipment Interest Only Period” means, for each Equipment Advance, a three (3) month period commencing on the first (1st) calendar day of the first (1st) month immediately following the Funding Date of an Equipment Advance.

“Equipment Line” is an Equipment Advance in an aggregate amount of up to Two Million Dollars ($2,000,000).

“Equipment Maturity Date” is, for each Equipment Advance, the thirty-ninth (39th) Payment Date for such Equipment Advance, but no later than September 1, 2015.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance or a Prior Equipment Advance.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to a Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and.

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Investor Support” means it is the clear intention of Borrower’s investors to continue to fund the Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable.

“Joinder Agreement” means an Additional Borrower Joinder Supplement in substantially the form attached hereto as Exhibit F, with the blanks appropriately completed and executed and delivered by the Additional Borrower to the Bank.

“Key Person” means Borrower’s Chief Executive Officer, who is, as of the Effective Date, Christopher Lien.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the UK Debenture, the Warrant, 2008 Warrant, the Perfection Certificate, the Joinder Agreement, the Stock Pledge Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Supplement” is that certain form attached hereto as Exhibit E with respect to each Prior Equipment Advance or Equipment Advance.

“Monthly Financial Statements” is defined in Section 6.2(c).

“Monthly Recurring Revenue” means, for any period as at any date of determination, the sum of the aggregate value of all (a) billed Accounts of Borrower for such period taken as a single accounting period under GAAP, plus (b) monthly services performed by the Borrower on all service contracts for billed Accounts, as reported by Borrower in its Monthly Financial Statements delivered to the Bank pursuant to Section 6.2(c), minus (c) Closed Accounts, minus (d) one-time credits applied to any of Borrower’s Accounts.

“Net Cash” is the sum of all of Borrower’s unrestricted cash less outstanding Obligations with respect to any Advances.

“Net Cash Threshold” is greater than One Dollar ($1.00).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.

“Overadvance” is defined in Section 2.5.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment” means all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts and payment of the Obligations in full) for credit to

Borrower’s outstanding Credit Extensions or, if the balance of the Credit Extensions has been reduced to zero, for credit to its deposit accounts.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) guarantees of real property lease obligations of Subsidiaries in the ordinary course of business; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments by Marin in Subsidiaries (other than Marin Ltd.) not to exceed (i) One Million Four Hundred Thousand Dollars ($1,400,000) in the aggregate for the 2011 fiscal year and (ii) Five Million Five Hundred Thousand Dollars ($5,500,000) in the aggregate for the 2012 fiscal year;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment (other than Financed Equipment) acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment (other than Financed Equipment) when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Seventy-Five Thousand Dollars ($75,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper. In the event The Wall Street Journal or such rate is no longer published or available, Bank shall select a comparable rate.

“Prior Equipment Advances” is defined in Section 2.3(a).

“Prior Equipment Loan” is defined in Section 2.3(a).

“Prior Equipment Maturity Date” is, for each Prior Equipment Advance, the thirty-ninth (39th) Payment Date for such Equipment Advance, but no later than December 1, 2014.

“Prior Growth Capital Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal and accrued interest) due on the earlier of (a) the final payment date for the Prior Growth Capital Loan or (b) the date set forth in Section 2.7(d), equal to one and three quarters of one percent (1.75%) of the aggregate amount of such Prior Growth Capital Loan made under the Prior Loan Agreement.

“Prior Growth Capital Loan” is defined in Section 2.2(a).

“Prior Growth Capital Maturity Date” is May 1, 2012.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Repayment Period” is a period of time equal to thirty-six (36) consecutive months commencing on the first (1st) calendar day of the first (1st) month following the Conversion Date.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, VP Finance, General Counsel, and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revolving Line is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000), provided, however, that Advances supported by Accounts which arise out of and are billed and collected by Marin Ltd, shall not exceed Three Million Dollars ($3,000,000) in the aggregate at any time outstanding.

“Revolving Line Maturity Date” is July 10, 2013.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Stock Pledge Agreements” are collectively those certain Stock Pledge Agreements, dated the Effective Date, from Marin for the benefit of Bank.

“Streamline Eligible” shall mean at all times that Borrower’s Net Cash for the immediately preceding month is greater than the Net Cash Threshold. Borrower will not be Streamline Eligible until such time as Bank confirms that the Net Cash is greater than the Net Cash Threshold at all times during the immediately preceding month.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit C.

“Transfer” is defined in Section 7.1.

“UK Accounts” means Accounts that are billed and collected by the Borrower in the United Kingdom which contain selling terms and conditions acceptable to Bank in its sole but reasonable discretion.

“UK Debenture” means that certain Mortgage Debenture by and between Marin Software Ltd and Bank dated as of the January 10, 2011, as amended, restated, or otherwise modified.

“Warrant” is that certain Warrant to Purchase Stock dated the Effective Date executed by Borrower in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

MARIN SOFTWARE INCORPORATED

By:	/s/ Chris Lien
	Name:	Chris Lien
	Title:	CEO

MARIN SOFTWARE LIMITED

By:	/s/ John Kaelle
	Name:	John Kaelle
	Title:	Director

BANK:

SILICON VALLEY BANK

By:	/s/ Julia Bobrovich
	Name:	Julia Bobrovich
	Title:	Relationship Manager

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired (a) more than sixty five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any “controlled foreign corporation” (as defined in the Internal Revenue code of 1986, as amended) which shares entitle the holder thereof to vote for directors or any other matter, (b) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing, or (c) any interest of Borrower as a lessee or sublessee under a real property lease or as a licensee under an inbound license of intellectual property if Borrower is prohibited by the terms of such lease or license from granting a security interest in such lease or license or under which such an assignment or lien would cause a default to occur under such lease or license (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-407 or 9-408 of the Code or any other applicable law or principles of equity); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.

Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

2

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	MARIN SOFTWARE INCORPORATED MARIN SOFTWARE LIMITED

The undersigned authorized officers of MARIN SOFTWARE INCORPORATED AND MARIN SOFTWARE LIMITED (collectively, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 180 days; 2010 FYE not later than January 31, 2012	Yes No

Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No

Deferred Revenue Reports	Monthly within 30 days	Yes No

Transaction Reports	Weekly; or monthly within 30 days, if Streamline Eligible,

Recurring monthly revenue roll forward reports and SaaS	Monthly within 30 days	Yes No

Metrics (incl. monthly recurring revenue and churn reports)

Board Projections	Within 7 days of Board approval	Yes No

	Required	Actual		Complies
Maintain on a Monthly Basis:
Minimum Monthly Recurring Revenue (beginning with the month ending March 31, 2012 for the trailing three (3) month period then ended)
August 31, 2011	$2,920,000	$		Yes No
September 30, 2011	$2,940,000	$		Yes No
October 31, 2011	$2,960,000	$		Yes No
November 30, 2011	$2,980,000	$		Yes No
December 31, 2011	$3,000,000	$		Yes No
January 31, 2012	$3,135,000	$		Yes No
February 29, 2012	$3,276,075	$		Yes No
March 31, 2012	$9,835,000	$		Yes No
April 30, 2012	$10,277,000	$		Yes No
May 31, 2012	$10,740,000	$		Yes No
June 30, 2012	$11,223,000	$		Yes No
July 31, 2012	$11,728,000	$		Yes No
August 31, 2012	$12,255,000	$		Yes No
September 30, 2012	$12,807,000	$		Yes No
October 31, 2012	$13,384,000	$		Yes No
November 30, 2012	$13,986,000	$		Yes No
December 31, 2012	$14,615,000	$		Yes No

Churn Rate not to exceed 3% for the immediately preceding three (3) months then ended	3%		%	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above and these exceptions also are intended to update the Perfection Certificate: (If no exceptions exist, state “No exceptions to note.”)

MARIN SOFTWARE INCORPORATED

By:

Name:
Title:

MARIN SOFTWARE LIMITED

By:

Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Monthly Recurring Revenue (Section 6.9(a))

Required:    Commencing with the month ending August 31, 2011, and as of the last day of each month thereafter, and beginning with the month ending March 31, 2012 for the trailing three (3) month period then ended, Monthly Recurring Revenue of not less than the following amounts at the following times:

Month Ending	Monthly Recurring Revenue
August 31, 2011	$2,920,000
September 30, 2011	$2,940,000
October 31, 2011	$2,960,000
November 30, 2011	$2,980,000
December 31, 2011	$3,000,000
January 31, 2012	$3,135,000
February 29, 2012	$3,276,075
March 31, 2012	$9,835,000
April 30, 2012	$10,277,000
May 31, 2012	$10,740,000
June 30, 2012	$11,223,000
July 31, 2012	$11,728,000
August 31, 2012	$12,255,000
September 30, 2012	$12,807,000
October 31, 2012	$13,384,000
November 30, 2012	$13,986,000
December 31, 2012	$14,615,000

For purposes of calculating the Monthly Recurring Revenue for February, such calculation will be prorated on the basis of twenty-nine (29) calendar days.

Actual:

A.	Aggregate value of all Billed Accounts of Borrower for such period taken as a single accounting period under GAAP	$
B.	Aggregate value of all monthly services performed by the on all service contracts for billed Accounts	$
C.	Aggregate value of the number of customer Accounts that are closed, cancelled, or otherwise terminated	$
D.	Aggregate value of all one-time credits applied to any of Borrower’s Accounts	$
E.	Monthly Recurring Revenue (sum of line A, plus line B, minus line C, minus line D)	$

Is line H equal to or greater than the required amount?

             No, not in compliance                                                      Yes, in compliance

Churn Rate (Section 6.9(b))

Required:    A Churn Rate, tested as of the last day of each month for the immediately preceding three (3) month period then ended, not to exceed three percent (3%) at any time averaged over such three (3) month period

Actual:

A.	Churn Rate (Line B above divided by Line E above)%

Is line A in excess of 3%?

             No, not in compliance                                                      Yes, in compliance

EXHIBIT C

Transaction Report

EXHIBIT D

Form of Borrowing Resolution

(See attached)

CORPORATE BORROWING CERTIFICATE

BORROWER:	Marin Software Incorporated	DATE: , 20

BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.	Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.	Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.	The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets, excluding Borrower’s intellectual property.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue a warrant exercisable for up to 36,900 shares of Borrower’s common stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.	The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the              of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title:

2

EXHIBIT E

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated             , 20     (“Loan Supplement”), to the Amended and Restated Loan and Security Agreement dated as of November 2011 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement) by and between the undersigned Marin Software Incorporated and Marin Software Limited (“Borrower”) and Silicon Valley Bank (“Bank”). Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) is attached hereto. The proceeds of the Equipment Advance should be transferred to Borrower’s account with Bank set forth below:

Bank Name:	Silicon Valley Bank
Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the interest rate applicable to the Funding Date of the Equipment Advance contemplated in connection with this Supplement and the principal amount set forth below; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Equipment Advance Funding Date:             , 20

Equipment Advance Amount: $

Interest Rate: 5.5%

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK		MARIN SOFTWARE INCORPORATED

By:		By:
	Name:		Name
	Title:		Title:

MARIN SOFTWARE LIMITED

By:
Name
Title:

Annex A - Description of Financed Equipment

2

Annex A to Supplement

The Financed Equipment being financed with the Equipment Advance which this Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule and the property described below automatically shall be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Quantity	PO #	Invoice Date	Invoice #	Cost	Tax/Freight/Install and Soft Costs	Total

1

Annex B to Supplement

LOAN TERMS SCHEDULE NO.

Equipment Advance Funding Date:             , 20

Equipment Advance Amount: $

Basic Rate:     %

Scheduled Payment Dates and Amounts*:

One (1) payment of $         due

             payment of $         due monthly in advance from              through             .

One (1) payment of $         due

Final Payment Date:

Payment No.	Payment Date
1
2
3
4
…
35
[36]
…

* - The amount of each Scheduled Payment shall change as the amount outstanding changes.

EXHIBIT F

Form of Additional Borrower Joinder Supplement

(See attached)

ADDITIONAL BORROWER JOINDER SUPPLEMENT

THIS ADDITIONAL BORROWER JOINDER SUPPLEMENT (this “Agreement”) is made this      day of             , 2011, by and among MARIN SOFTWARE INCORPORATED,              a              Delaware corporation (“Company”),             , a corporation (the “Additional Borrower” and together with Company, each a “Borrower” and collectively, the “Borrowers”), and SILICON VALLEY BANK, a California corporation (the “Bank”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 30, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”) Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Loan Agreement.

B. Bank has extended credit to Company for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to add the Additional Borrower as a co-borrower under the Loan Agreement.

D. Additional Borrower agrees to become a “Borrower” under the Loan Documents in accordance with the terms and conditions contained herein.

NOW, THEREFORE, for value received the undersigned agree as follows:

1. (a) The Additional Borrower and the Company hereby acknowledge, confirm and agree that on and as of the date of this Agreement the Additional Borrower has become a “Borrower” (as that term is defined in the Loan Agreement), and, along with the Company, is included in the definition of “Borrower” under the Loan Agreement and the other Loan Documents for all purposes thereof, and as such shall be jointly and severally liable, as provided in the Loan Documents, for all Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

(b) Without in any way implying any limitation on any of the provisions of his Agreement, the Additional Borrower agrees to execute such financing statements, instruments, and other documents as the Bank may require.

(c) Without in any way implying any limitation on any of the provisions of this Agreement, the Additional Borrower hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

2. Each Person included in the term “Borrower” hereby covenants and agrees with the Bank as follows:

(a) The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Additional Borrower or the Company.

(b) Reference in this Agreement to the Loan Agreement and the other Loan Documents to the “Borrower” or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of “Borrower” shall mean each and every such Borrower, jointly and severally, unless the context requires otherwise (by way of example, and not limitation, if only one such Borrower is the owner of the real property which is the subject of a mortgage or if only one such Borrower files reports with the Securities and Exchange Commission).

(c) Each Borrower, in the discretion of its respective management, is to agree among themselves as to the allocation of the benefits of the proceeds of the Credit Extensions, provided, however, that each such Borrower be deemed to have represented and warranted to the Bank at the time of allocation that each benefit and use of proceeds is permitted under the terms of the Loan Agreement and Loan Documents.

(d) For administrative convenience, each Borrower hereby irrevocably appoints Company as each Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of the Bank in the exercise of its sole and absolute discretion), in the name of Company or in the name of such Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as Company may so elect from time to time, including, without limitation, actions to (i) request Credit Extensions, and direct the Bank to disburse or credit the proceeds of any Credit Extensions directly to an account of the applicable Borrower, any one or more of such Persons or otherwise, which direction shall evidence the making of such Credit Extension and shall constitute the acknowledgement by each such Person of the receipt of the proceeds of such Credit Extension, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement or the Loan Agreement, any additional borrower joinder supplement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Borrower or in the name of Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Bank, and may be exercised from time to time through Company’s duly authorized officer, officers or other Person or Persons designated by Company to act from time to time on behalf of Company.

(e) Each Person included in the term “Borrower” hereby irrevocably authorizes the Bank to make Credit Extensions to any one or more of such Persons, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time authorized to do so under the provisions of the most recent

2

certificate of corporate resolutions and/or incumbency of the Person included in the term “Borrower” on file with the Bank.

(f) Absent gross negligence or willful misconduct by the Bank, the Bank assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Bank and any Borrower in connection with the Credit Extensions or any other transaction in connection with the provisions of this Agreement.

3. Without implying any limitation on the joint and several nature of the Obligations, the Bank agrees that, notwithstanding any other provision of this Agreement, each Borrower may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the Credit Extensions under this Agreement. The Borrowers agree among themselves, and the Bank consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Credit Extensions received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby agrees not to claim or assert any right of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise until all of the Obligations have been indefeasibly paid in full in cash. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Bank under the Obligations, is equal to the largest amount that would not be subject to avoidance under any Insolvency Proceeding or any applicable provisions of any applicable, comparable state or other laws. As used in this Agreement, “Insolvency Proceeding” shall mean proceedings by or against any Borrower under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

4. (a) Each Borrower hereby represents and warrants to the Bank that each of them will derive benefits, directly and indirectly, from each Credit Extension, both in their separate capacity and as a member of the integrated group to which each such Borrower belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by such Borrower individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing

3

arrangements which would otherwise be required if obtainable would substantially reduce the value to such Borrower of the financing.

(b) Each Borrower hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, provided, however, that the representation and warranty here with respect to any representation or warranty that refers to an earlier specific date shall be that such representation or warranty was true and correct on and as of such earlier date, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

5. (a) Each Borrower hereby unconditionally and irrevocably, guarantees to the Bank:

(i) the due and punctual payment in full (and not merely the collectibility) by any other Borrower of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement and the other Loan Documents;

(ii) the due and punctual payment in full (and not merely the collectibility) by any other Borrower of all other sums and charges which may at any time be due and payable in accordance with this Agreement or any of the other Loan Documents;

(iii) the due and punctual performance by any other Borrower of all of the other terms, covenants and conditions contained in the Loan Documents; and

(iv) the due and punctual performance by any other Borrower of all the other Obligations of the other Borrowers.

(b) The obligations and liabilities of each Borrower as a guarantor under this paragraph 5 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement or any of the Loan Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Bank may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder except to the extent the Obligations have been finally and indefeasibly paid in full in cash:

(i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Loan Documents;

(ii) modify, amend, change or terminate any provisions of any of the Loan Documents (provided Bank obtains the consent of the other parties to any such

4

Loan Document if such consent is required by the terms of the applicable Loan Documents);

(iii) grant extensions or renewals of or with respect to the Credit Extensions or any of the Loan Documents;

(iv) effect any release, subordination, compromise or settlement in connection with this Agreement or any of the other Loan Documents;

(v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Credit Extensions or to the subordination of any lien or security interest therein;

(vi) make any Credit Extension for the purpose of performing any term, provision or covenant contained in this Agreement or any of the other Loan Documents with respect to which the Borrowers shall then be in default;

(vii) make future Credit Extensions pursuant to the Loan Agreement or any of the other Loan Documents;

(viii) assign, pledge, hypothecate or otherwise transfer the Obligations, any of the other Loan Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

(ix) deal in all respects with any other Borrower as if this paragraph 5 were not in effect;

(x) effect any release, compromise or settlement with any of the other Borrowers, whether in its capacity as a Borrower or as a guarantor under this paragraph 5 or any other guarantor; and

(xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under any Insolvency Proceeding, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

(c) The obligations and liabilities of each Borrower, as guarantor under this paragraph 5 shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Borrower may have against any other Borrower and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Bank of any remedies it may have against any Borrower with respect to this Agreement, or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Bank shall not be required to make any demand upon any Borrower, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against any Borrower or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each

5

Borrower under this paragraph 5, either in the same action, if any, brought against any Borrower or in separate actions or proceedings, as often as the Bank may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any Borrower, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any Borrower, in their respective capacities as Borrowers and guarantors under this paragraph 5, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this paragraph 5 in any manner whatsoever, and this paragraph 5 shall remain and continue in full force and effect. It is the intent and purpose of this paragraph 5 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this paragraph 5 regardless of, and irrespective to, any modification, limitation or discharge of the liability of any Borrower, any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

(d) Each Borrower, as guarantor under this paragraph 5, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

(i) presentment and demand for payment of the Obligations and protest of non-payment;

(ii) notice of acceptance of this paragraph 5 and of presentment, demand and protest thereof;

(iii) notice of any default hereunder or under or any of the Loan Documents and notice of all indulgences;

(iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this paragraph 5;

(v) demand for observance, performance or enforcement of any of the terms or provisions of this paragraph 5 or any of the other Loan Documents;

(vi) all errors and omissions (absent those caused by Bank’s gross negligence or willful misconduct) in connection with the Bank’s administration of all indebtedness guaranteed by this paragraph 5;

(vii) any right or claim of right to cause a marshalling of the assets of any Borrower;

(viii) any act or omission of the Bank which changes the scope of the risk as guarantor hereunder; and

(ix) all other notices and demands otherwise required by law which such Borrower may lawfully waive.

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(e) Within ten (10) days following any request of the Bank so to do, each Borrower will furnish the Bank and such other Persons as the Bank may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this paragraph 5.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of choice of law.

7. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) Bank’s receipt of the original signatures to the completed Borrowing Resolutions duly executed by the Additional Borrower, (c) Bank’s receipt of the original signatures to a completed Perfection Certificate duly executed by the Additional Borrower, (d) Bank’s receipt of the original signatures to the SVB Securities Account Control Agreement duly executed by the Additional Borrower, (e) certified copies, dated as of a recent date, of UCC lien searches, as Bank shall request, (f) evidence satisfactory to Bank that the insurance policies required by Section 6.4 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank, (g) Bank’s filing of a UCC Financing Statement with the              to reflect a Lien on all of Additional Borrower’s assets, and (h) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

MARIN SOFTWARE INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 11th day of December, 2012 (the “Supplemental Effective Date”), by and between SILICON VALLEY BANK (“Bank”), MARIN SOFTWARE INCORPORATED, a Delaware corporation (“Marin’) whose address is 123 Mission Street, 25th Floor, San Francisco, California 94105, and MARIN SOFTWARE LIMITED, a company registered under the laws of England and Wales (“Marin Ltd”, and together with Marin, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 9, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the

Revolving Line Maturity Date, (ii) increase the principal amount of the Revolving Line, (iii) make a secured equipment loan available to Borrower, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to (i) extend the Revolving Line Maturity Date, (ii) increase the principal amount of the Revolving Line, (iii) make a secured equipment loan available to Borrower, and (iv) amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1. Section 2.1 (Promise to Pay). Section 2.1 of the Loan Agreement is hereby amended by adding Section 2.1.2 in its entirety immediately after Section 2.1.1 of the Loan Agreement as follows:

2.1.2 Supplemental Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and the closing of the Next Equity Round, during the Supplemental Equipment Draw Period, Bank shall make advances (each, a “Supplemental Equipment Advance” and, collectively, the “Supplemental Equipment Advances”) not exceeding the Supplemental Equipment Line. Supplemental Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the Funding Date of each Supplemental Equipment Advance; provided, however, the first Supplemental Equipment Advance may be used to finance Eligible Equipment purchased on or after July 1, 2012. No Supplemental Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Supplemental Equipment Line shall be used to finance Other Equipment. Each Supplemental Equipment Advance must be in a minimum amount of greater than or equal to Two Hundred Thousand Dollars ($200,000), or, if less, the amount that has not yet been drawn under the Equipment Line. After repayment, no Supplemental Equipment Advance may be reborrowed

(b) Repayment. For each Supplemental Equipment Advance, Borrower shall make (i) monthly payments of interest only commencing on the first (1st) calendar day of the first (1st) month following the month in which the Funding Date occurs with respect to a Supplemental Equipment Advance and continuing thereafter during the Supplemental Equipment Interest Only Period on the first (1st) Business Day of each successive month and (ii) thirty-three (33) consecutive equal monthly installments of principal and accrued interest commencing on the first (1st) calendar day of the first (1st) month after the Supplemental Equipment Interest Only Period (the “Supplemental Equipment Conversion Date”), which would fully amortize the outstanding Supplemental Equipment Advances, as of the Supplemental Equipment Conversion Date, over the Supplemental Repayment Period. Notwithstanding the foregoing, all unpaid principal and interest on each Supplemental Equipment Advance shall be due on the applicable Supplemental Equipment Maturity Date.

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any Event of Loss occurs with respect to Financed Equipment financed by a Supplemental Equipment Advance, then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss, plus the Supplemental Equipment Loan Final Payment or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of a Supplemental Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance in inverse order of maturity.

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(d) Mandatory Prepayment Upon an Acceleration. If the Supplemental Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued interest, plus (ii) the Supplemental Equipment Loan Final Payment, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Supplemental Equipment Advances. Borrower shall have the option to prepay all, but not less than all, of the Supplemental Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Supplemental Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest with respect to the Supplemental Equipment Advances only, plus (B) the Supplemental Equipment Loan Final Payment, plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Borrower may condition such prepayment on the funding of another financing and provide that its prepayment election shall terminate if such funding does not occur by a specific date.

2.2. Section 2.6 (Payment of Interest on the Credit Extensions). Section 2.6(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b) Equipment Advances. Subject to Section 2.6(c), the principal amount outstanding for each (i) Equipment Advance shall accrue interest at a fixed per annum rate equal to five and one half of one percent (5.50%) and (ii) Supplemental Equipment Advance shall accrue interest at a fixed per annum rate equal to three percent (3.00%), which interest shall be payable monthly in accordance with Section 2.6(f) below.

2.3. Section 2.7 (Fees). Section 2.7 of the Loan Agreement is hereby amended by adding Sections 2.7(f) and 2.7(g) each in its entirety immediately after Section 2.7(e) of the Loan Agreement as follows:

(f) Increased Revolving Commitment Fee. A fully earned, non-refundable commitment fee of Sixty-One Thousand Seven Hundred Fifty Dollars ($61,750) (the “Increased Revolving Commitment Fee”) of which, (i) Five Thousand Five Hundred Dollars ($5,500), shall be paid on December     , 2012, (ii) Thirty-Seven Thousand Five Hundred Dollars ($37,500) shall be paid on April 30, 2013, and (iii) the balance (Eighteen Thousand Seven Hundred Fifty Dollars ($18,750)) shall be paid to Bank on January 31, 2014. It being understood the Increased Revolving Commitment Fee is in lieu of the final payment of the Revolving Commitment Fee which was scheduled to be due on January 10, 2013; and

(g) Supplemental Equipment Loan Final Payment. A Supplemental Equipment Loan Final Payment due on the Supplemental Equipment Maturity Date, or at the time of a prepayment pursuant to the terms of Sections 2.1.2(c), 2.1.2(d), and 2.1.2(e).

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2.4. Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement is hereby amended by adding Section 3.4(c) in its entirety immediately after Section 3.4(b) of the Loan Agreement as follows:

(c) Supplemental Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Supplemental Equipment Advance set forth in this Agreement, to obtain a Supplemental Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. Borrower shall also deliver to Bank by electronic mail or facsimile a completed Loan Supplement, executed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date, At Bank’s discretion, Bank shall have the opportunity to confirm that, upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, Bank shall have a first priority perfected security interest in such Equipment If Borrower satisfies the conditions of each Supplemental Equipment Advance, Bank shall disburse such Supplemental Equipment Advance by transfer to the Designated Deposit Account.

2.5. Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.9 Financial Covenants.

Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidating basis with respect to Borrower and its Subsidiaries:

(a) Minimum Monthly Recurring Revenue. Commencing with the month ending September 30, 2012, and as of the last day of each month thereafter, for the trailing three (3) month period then ended, minimum Monthly Recurring Revenue of at least the following amounts at the following times:

Month Ending	Minimum Monthly Recurring Revenue
September 30, 2012	$12,807,000
October 31, 2012	$13,384,000
November 30, 2012	$13,986,000
December 31, 2012	$14,615,000
January 31, 2013	$15,300,000

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Subject to the terms set forth below, February 28, 2013 and as of the last day of each month thereafter for the immediately preceding three (3) month period then ended	An amount equal to not less than the sum of the minimum Monthly Recurring Revenue as of the end of the last day of the month immediately preceding the three (3) month period then ended, plus four percent (4%)

For purposes of calculating the minimum Monthly Recurring Revenue for February, such calculation will be prorated on the basis of twenty-eight (28) calendar days.

Notwithstanding the foregoing, commencing with the month ending January 31, 2013, Borrower’s minimum Monthly Recurring Revenue is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the December 31, 2013 and December 31, 2014 fiscal years, which shall be equal to or greater than seventy-five percent (75%) of Borrower’s projected performance for each such month, as determined by Bank in its sole discretion (the “2013/2014 MRR Covenant”). Borrower’s failure to reach an agreement with Bank on the 2013/2014 MRR Covenant and to execute and deliver to Bank an amendment to this Agreement on or by March 15, 2013 and March 15, 2014, for the years ended December 31, 2013 and December 31, 2014, respectively, shall constitute an immediate Event of Default under this Agreement.

(b) Liquidity Ratio. A Liquidity Ratio of at least 1.50 to 1.00.

2.6. Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

8.1 Payment Default.

Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, the Growth Capital Maturity Date, the Equipment Maturity Date, the Prior Equipment Maturity Date, or the Supplemental Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period).

2.7. Section 8.11 (Cross-Default with Ireland Debenture). Section 8 of the Loan Agreement is hereby amended by adding Section 8.11 in its entirety immediately after Section 8.10 of the Loan Agreement as follows:

8.11 Cross-Default with Ireland Debenture.

A default shall occur under the Ireland Debenture and such default is not cured within any applicable grace period provided therein.

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2.8. Section 12 (Termination Prior to Revolving Line Maturity Date). Section 12.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

12.1 Termination Prior to Revolving Line Maturity Date.

This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), provided, that no termination fee shall be charged if (a) the credit facility hereunder is replaced with a new facility from another division of Bank or (b) within ninety (90) days of the consummation of an initial public offering of Borrower’s common stock, (i) the Obligations have been fully paid in cash, (ii) Bank has no commitment or binding obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated.

2.9. Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Borrowing Base” is (a) 80% of Eligible Accounts, plus (b) eighty percent (80%) of Eligible Accounts with respect to UK Accounts and Ireland Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance, Prior Growth Capital Loan, Prior Equipment Advance, Equipment Advance, Supplemental Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, (i) is located at 123 Mission Street, 25th Floor, San Francisco, California 94105 or in such other locations in the United States which Bank has received prior written notice of such location and, at Bank’s request, a bailee agreement executed by the bailee of such location in form and substance satisfactory to Bank, and (ii) is subject to a first priority Lien in favor of Bank: (a) new and used general purpose equipment, computer equipment, manufacturing equipment, office equipment, test and laboratory equipment, telephone systems, furnishings, subject to the limitations set forth herein, and (b) Other Equipment.

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“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance, a Prior Equipment Advance, or a Supplemental Equipment Advance.

“Loan Documents” are, collectively, this Agreement, the UK Debenture, the Ireland Debenture, the Warrant, the Perfection Certificate, the Joinder Agreement, the Stock Pledge Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Supplement” is that certain form attached hereto as Exhibit E with respect to each Prior Equipment Advance, Equipment Advance, or Supplemental Equipment Advance.

“Net Cash Threshold” is greater than Zero Dollars ($0.00).

“Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000), provided, however, that Advances supported by Accounts which (a) are either (i) UK Accounts or (ii) Ireland Accounts shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate at any time outstanding and (b) are Eligible Foreign Accounts shall not exceed Three Million Dollars ($3,000,000) in the aggregate at any time outstanding.

“Revolving Line Maturity Date” is July 31, 2014.

“UK Accounts” means Accounts that are billed and collected by the Borrower in the United Kingdom and which (a) otherwise satisfy the definition of Eligible Accounts and (b) contain selling terms and conditions acceptable to Bank in its sole but reasonable discretion.

“Warrant” means, collectively, (a) that certain Warrant to Purchase Stock dated December 9, 2011 executed by Borrower in favor of Bank, (b) the 2008 Warrant, and (c) the 2012 Warrant.

(b) Clauses (b), (d), (e), (f), and (o) of the definition of “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement are amended in their entirety and replaced with the following:

(b) Accounts that the Account Debtor has not paid within ninety (90) days (or one hundred twenty (120) days for UK Accounts and Ireland Accounts) of invoice date regardless of invoice payment period terms;

(d) Accounts owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days (or one hundred twenty (120) days for UK Accounts and Ireland Accounts) of invoice date;

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(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United. States unless such Accounts are otherwise Eligible Foreign Accounts;

(f) Accounts billed and/or payable outside of the United States, including, without limitation UK Accounts and Ireland Accounts, unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws;

(o) Accounts for which the Account Debtor has not been invoiced, unless such Accounts are earned and will be invoiced to the Account Debtor within ten (10) Business Days after the last day of each month;

(c) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement:

“2012 Warrant” is that certain Warrant to Purchase Stock dated the December 11, 2012 executed by Borrower in favor of Bank.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States and which (a) otherwise satisfy the definition of Eligible Accounts, (b) billed from the United States, and (c) at no time will total Advances made against such Accounts exceed Three Million Dollars ($3,000,000).

“Ireland Accounts” means Accounts that are billed and collected by Marin Ireland in Ireland and which (a) otherwise satisfy the definition of Eligible Accounts and (b) contain selling terms and conditions acceptable to Bank in its sole but reasonable discretion.

“Ireland Debenture” means that certain Mortgage Debenture by and between Marin Ireland and Bank, as amended, restated, or otherwise modified.

“Liquidity Ratio” means (a) the sum of (i) Borrower’s unrestricted cash, plus (ii) net billed accounts receivable (including earned but unbilled accounts receivable that is expected to be billed within ten (10) Business Days of month end), divided by (b) all outstanding Obligations under the Revolving Line.

“Marin Ireland” means that certain wholly owned Subsidiary of Mann to be organized by Marin under the laws of the Republic of Ireland.

“Next Equity Round” means the Borrower’s next bona fide round of preferred equity financing with Borrower’s existing investors which results in Borrower receiving net cash proceeds of at least Nineteen Million Five Hundred Thousand Dollars ($19,500,000), and upon Bank confirming the receipt of the same.

“Supplemental Equipment Advance” is defined in Section 2.1.2(a).

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“Supplemental Equipment Conversion Date” is defined in Section 2.1.2(b).

“Supplemental Equipment Draw Period” is the period of time from the Supplemental Effective Date through the earlier to occur of (a) March 31, 2013, or (b) an Event of Default.

“Supplemental Equipment Interest Only Period” means, for each Supplemental Equipment Advance, the period commencing on the first (1st) calendar day of the first (1st) month immediately following the Funding Date of a Supplemental Equipment Advance through June 30, 2013.

“Supplemental Equipment Line” is a Supplemental Equipment Advance or Supplemental Equipment Advances in an aggregate amount of up to Three Million Dollars ($3,000,000).

“Supplemental Equipment Loan Final Payment” is a fully earned, nonrefundable payment (in addition to and not a substitution for the regular monthly payments of principal and accrued interest) due on the earlier of (a) the final payment date for the Supplemental Equipment Advances or (b) the date set forth in Section 2.7(g), equal to One Hundred Fifty Thousand Dollars ($150,000), provided, however, no Supplemental Equipment Loan Final Payment shall be charged if the Borrower does not close the Next Equity Round.

“Supplemental Equipment Maturity Date” is, for each Supplemental Equipment Advance, the thirty-ninth (39th) Payment Date for such Supplemental Equipment Advance, but no later than March 1, 2016.

“Supplemental Repayment Period” is a period of time equal to thirty-three (33) consecutive months commencing on the first (1st) calendar day of the first (1st) month following the Supplemental Equipment Conversion Date.

3. Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit B.

4. Loan Supplement. From and after the Supplemental Effective Date, Schedule 1 (Form of Loan Supplement) is hereby added to the Loan Agreement in its entirety in the form attached hereto as Schedule 1. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Loan Supplement shall mean the Loan Supplement in the form attached hereto as Schedule 1.

5. Additional Borrower; Irish Subsidiary. To secure the payment and performance of the Obligations under the Loan Agreement and in consideration of the Bank agreeing to make Advances on Accounts billed and collected out of Ireland (the “Ireland Accounts”), Borrower shall deliver to Bank prior to the initial Advance with respect to any Ireland Accounts the following agreements (or their Irish equivalents, as applicable) and due

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diligence matters: (a) a Joinder Agreement duly executed by Borrower and that certain wholly owned Subsidiary of Mann to be organized by Marin under the laws of the Republic of Ireland (“Marin Ireland”), (b) a Stock Pledge Agreement duly executed by Mann for the benefit of Bank, pursuant to which Borrower will grant, pledge, and assign to Bank shares representing up to sixty-five percent (65%) of the ownership interests of Marin Ireland, together with a Notice of Pledge and Initial Transaction Statement pursuant to the Stock Pledge Agreement, (c) a Mortgage Debenture duly executed by Marin Ireland for the benefit of Bank and any other instruments, agreements, securities, control agreements and other documents requested by Bank to create and perfect Bank’s first priority Lien in the Collateral and to establish control of deposit accounts and securities accounts of Marin Ireland, (d) Borrowing Resolutions duly executed by Marin Ireland, (e) Perfection Certificate duly executed by Marin Ireland, (f) evidence that the insurance required to be maintained pursuant to Section 6.7 of the Loan Agreement is in full force and effect and that Bank has been named as lender loss payee or additional insured, as appropriate, under the applicable insurance policies, (g) Memorandum and Articles of Association with regard to Marin Ireland certified by the Secretary or an officer of Marin Ireland and all amendments thereto, (h) Certificate of Registration/Qualification to do business certified by the appropriate Governmental Authority and each jurisdiction in which Marin Ireland is authorized to do business, and (i) results of a UCC, tax and judgment lien search in the District of Columbia and the jurisdictions where assets of Marin Ireland are located, and such searches shall reveal no Liens on any of the assets of Marin Ireland except for Permitted Liens or Liens discharged on or prior to Marin being joined to the Loan Agreement pursuant to documentation satisfactory to the Bank.

6. Limitation of Amendments.

6.1. The amendments set forth in Sections 2, 3, and 4 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

6.2. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.3. In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

7. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

7.1. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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7.2. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

7.3. The organizational documents of Borrower delivered to Bank on the Supplemental Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

7.5. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

7.7. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the Increased Revolving Commitment Fee due on the Supplemental Effective Date in the amount of Five Thousand Five Hundred Dollars ($5,500), (c) the due execution and delivery to Bank of the 2012 Warrant, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By:	/s/ Julia Bobrovich
	Name:	Julia Bobrovich
	Title:	Relationship Manager

BORROWER:

MARIN SOFTWARE INCORPORATED

By:	/s/ John Kaelle
	Name:	John Kaelle
	Title:	Chief Financial Officer

MARIN SOFTWARE LIMITED

By:	/s/ John Kaelle
	Name:	John Kaelle
	Title:	Director

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th day of February, 2013 (the “Supplemental Effective Date”), by and between SILICON VALLEY BANK (“Bank”), MARIN SOFTWARE INCORPORATED, a Delaware corporation (“Marin”) whose address is 123 Mission Street, 25th Floor, San Francisco, California 94105, and MARIN SOFTWARE LIMITED, a company registered under the laws of England and Wales (“Marin Ltd”, and together with Marin, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 9, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Minimum Monthly Recurring Revenue. Commencing with the month ending January 31, 2013, and as of the last day of each month thereafter, for the trailing three (3) month period then ended, minimum Monthly Recurring Revenue of at least the following amounts at the following times:

Month Ending	Minimum Monthly Recurring Revenue
January 31, 2013	$14,000,000
February 28, 2013	$14,000,000
March 31, 2013	$14,000,000
April 30, 2013	$15,500,000
May 31, 2013	$15,500,000
June 30, 2013	$15,500,000
July 31, 2013	$17,500,000
August 31, 2013	$17,500,000
September 30, 2013	$17,500,000
October 31, 2013	$20,000,000
November 30, 2013	$20,000,000
December 31, 2013	$20,000,000
January 31, 2014	$20,000,000
February 28, 2014	$20,000,000
March 31, 2014	$20,000,000

For purposes of calculating the minimum Monthly Recurring Revenue for February, such calculation will be prorated on the basis of twenty-eight (28) calendar days.

Commencing with the month ending April 30, 2014, Borrower’s minimum Monthly Recurring Revenue is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the December 31, 2014 fiscal year, which shall be equal to or greater than seventy-five percent (75%) of Borrower’s projected performance for each such month, as determined by Bank in its sole discretion (the “2014 MRR Covenant”). Borrower’s failure to reach an agreement with Bank on the 2014 MRR Covenant and to execute and deliver to Bank an amendment to this Agreement on or by May 15, 2014 shall constitute an immediate Event of Default under this Agreement.

3. Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit B.

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4. Limitation of Amendments.

4.1 The amendments set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Supplemental Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Ryan Edwards
Name: Ryan Edwards Title: VP

BORROWER

MARIN SOFTWARE INCORPORATED

By:	/s/ John Kaelle
Name: John Kaelle Title: Chief Financial Officer

MARIN SOFTWARE LIMITED

By:	/s/ John Kaelle
Name: John Kaelle Title: Director

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	MARIN SOFTWARE INCORPORATED MARIN SOFTWARE LIMITED

The undersigned authorized officers of MARIN SOFTWARE INCORPORATED AND MARIN SOFTWARE LIMITED (collectively, the “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No

Deferred Revenue Reports	Monthly within 30 days	Yes No

Transaction Reports	Weekly; or monthly within 30 days, if Streamline Eligible,

Recurring monthly revenue roll forward reports and SaaS Metrics (incl. monthly recurring revenue and churn reports)	Monthly within 30 days	Yes No

Board Projections	Within 7 days of Board approval	Yes No

	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Monthly Recurring Revenue for the trailing three (3) month period then ended of at least the following amounts:
January 31, 2013	$14,000,000	$	Yes No
February 28, 2013	$14,000,000	$	Yes No
March 31, 2013	$14,000,000	$	Yes No
April 30, 2013	$15,500,000	$	Yes No

May 31, 2013	$15,500,000	$		Yes No
June 30, 2013	$15,500,000	$		Yes No
July 31, 2013	$17,500,000	$		Yes No
August 31, 2013	$17,500,000	$		Yes No
September 30, 2013	$17,500,000	$		Yes No
October 31, 2013	$20,000,000	$		Yes No
November 30, 2013	$20,000,000	$		Yes No
December 31, 2013	$20,000,000	$		Yes No
January 31, 2014	$20,000,000	$		Yes No
February 28, 2014	$20,000,000	$		Yes No
March 31, 2014	$20,000,000	$		Yes No
A Liquidity Ratio of at least:	1.50 to 1.00		:	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above and these exceptions also are intended to update the Perfection Certificate: (If no exceptions exist, state “No exceptions to note.”)

MARIN SOFTWARE INCORPORATED	BANK USE ONLY

By:	Received by:
Name: Title:		AUTHORIZED SIGNER
Date:

MARIN SOFTWARE LIMITED	Verified:
AUTHORIZED SIGNER
By:	Date:
Name:	Compliance Status: Yes No
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I	Minimum Monthly Recurring Revenue (Section 6.9(a))

Required: Commencing with the month ending January 31, 2013, and as of the last day of each month thereafter, for the trailing three (3) month period then ended, minimum Monthly Recurring Revenue of at least the following amounts at the following times:

Month Ending	Minimum Monthly Recurring Revenue
January 31, 2013	$14,000,000
February 28, 2013	$14,000,000
March 31, 2013	$14,000,000
April 30, 2013	$15,500,000
May 31, 2013	$15,500,000
June 30, 2013	$15,500,000
July 31, 2013	$17,500,000
August 31, 2013	$17,500,000
September 30, 2013	$17,500,000
October 31, 2013	$20,000,000
November 30, 2013	$20,000,000
December 31, 2013	$20,000,000
January 31, 2014	$20,000,000
February 28, 2014	$20,000,000
March 31, 2014	$20,000,000

For purposes of calculating the minimum Monthly Recurring Revenue for February, such calculation will be prorated on the basis of twenty-eight (28) calendar days.

Actual:

A.	Aggregate value of all Billed Accounts of Borrower for such period taken as a single accounting period under GAAP	$

B.	Aggregate value of all monthly services performed by the on all service contracts for billed Accounts	$

C.	Aggregate value of the number of customer Accounts that are closed, cancelled, or otherwise terminated	$

D.	Aggregate value of all one-time credits applied to any of Borrower’s Accounts	$

E.	Monthly Recurring Revenue (sum of line A, plus line B, minus line C, minus line D)	$

Is line E equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

II	Liquidity Ratio(Section 6.9(b))

Required: A Liquidity Ratio of at least 1.50 to 1.00

Actual:

A.	Aggregate value of Borrower’s unrestricted cash	$

B.	Aggregate value of net billed accounts receivable (including earned but unbilled accounts receivable that is expected to be billed within five (5) days of month end)	$

C.	Line A plus Line B	$

D.	Aggregate value of Obligations under the Revolving Line	$

E.	Liquidity Ratio (line C divided by line D)

Is line E equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 30th day of September 2013 (the “Supplemental Effective Date”), by and between SILICON VALLEY BANK (“Bank”), MARIN SOFTWARE INCORPORATED, a Delaware corporation (“Marin”) whose address is 123 Mission Street, 25th Floor, San Francisco, California 94105, MARIN SOFTWARE LIMITED, a company registered under the laws of England and Wales (“Marin Ltd”), and MARIN SOFTWARE LIMITED, a company incorporated in Ireland (“Marin Ireland”; and together with Marin and Marin Ltd, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 9, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the Revolving Line Maturity Date and make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to extend the Revolving Line Maturity Date and amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability

Amount. Each LIBOR Advance, if any, must be in an aggregate principal amount of not less than One Million Dollars ($1,000,000) or a whole multiple of One Million Dollars ($1,000,000) in excess thereof. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

2.2 Section 2.6 (Payment of Interest on the Credit Extensions). Section 2.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.6 Payment of Interest on the Credit Extensions.

(a) Interest; Payment. Subject to Section 2.6(f), each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (ii) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus five percent (5.00%). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(b) Equipment Advances. Subject to Section 2.6(f), the principal amount outstanding for each (i) Equipment Advance shall accrue interest at a fixed per annum rate equal to five and one half of one percent (5.50%) and (ii) Supplemental Equipment Advance shall accrue interest at a fixed per annum rate equal to three percent (3.00%), which interest shall be payable monthly in accordance with Section 2.6(g) below.

(c) Prime Rate Advances. Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change.

(d) LIBOR Advances. The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.5(a) hereunder. Subject to Sections 3.6 and 3.7, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.

(e) Computation of Interest. Any interest hereunder will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days in the case of any Credit Extension outstanding in any Currency other than

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Pounds Sterling, and a year of 365 days in respect of any Credit Extension outstanding in Pounds Sterling. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(f) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.6(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(g) Payment; Interest Computation. Interest with respect to Equipment Advances is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.3 Section 2.7 (Fees). Section 2.7 of the Loan Agreement is hereby amended by adding Sections 2.7(h) in its entirety immediately after Section 2.7(g) of the Loan Agreement as follows:

(h) 2013 Revolving Commitment Fee. A fully earned, non-refundable commitment fee of Thirty-Seven Thousand Seven Hundred Fifty Dollars ($37,500) (the “2013 Revolving Commitment Fee”) shall be paid to Bank on July 31, 2014.

2.4 Section 3.4 (Procedures for Borrowing). Section 3.4(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

3.4 Procedures for Borrowing.

(a) Advances.

(i) Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due. Such Notice of

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Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the Currency in which such Advance shall be denominated; (3) the requested Funding Date; (4) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month. In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail a completed Transaction Report executed by an Authorized Signer together with such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.

(ii) On the Funding Date, Bank shall credit proceeds of an Advance to the Designated Deposit Account denominated in the same Currency as the Currency requested with respect to the Advance and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the applicable Designated Deposit Account.

2.5 Section 3 (Conditions of Loans). Section 3 of the Loan Agreement is hereby amended by adding Sections 3.5, 3.6 and 3.7 in their entirety immediately after Section 3.4 of the Loan Agreement as follows:

3.5 Conversion and Continuation Elections.

(a) So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

(1) elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;

(2) elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or

(3) elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.

(b) Borrower shall deliver a Notice of Conversion/Continuation by electronic mail to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

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(1) proposed Conversion Date or Continuation Date;

(2) aggregate amount of the Advances to be converted or continued;

(3) nature of the proposed conversion or continuation; and

(4) if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances or request to convert a LIBOR Advance into a Prime Rate Advance, Borrower shall be deemed to have elected for any such Dollar Advances, to convert such LIBOR Advances into Prime Rate Advances.

(d) Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default exists, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of the Revolving Line or the Borrowing Base. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, debit the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense to the extent actually incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to this Section 3.5(d).

(e) Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.

3.6 Special Provisions Governing LIBOR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

(a) Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b) Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such

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LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. If (i) for any reason, other than a default by Bank or any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Sections 3.7(c) and 3.7(d) of this Agreement, a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) any complete or partial principal payment or reduction of a LIBOR Advance, or any conversion of any LIBOR Advance, occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Advance, including due to voluntary or mandatory prepayment or acceleration, then, in each case, Borrower shall compensate Bank, upon written request by Bank, for all losses and expenses to the extent actually incurred by Bank in an amount equal to the excess, if any, of:

(A) the amount of interest that would have accrued on the amount (1) not borrowed, converted or continued as provided in clause (i) above, or (2) paid, reduced or converted as provided in clause (ii) above, for the period from (y) the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, to (z) in the case of a failure to borrow, convert or continue as provided in clause (i) above, the last day of the Interest Period that would have commenced on the date of such borrowing, conversion or continuing but for such failure, and in the case of a payment, reduction or conversion prior to the last day of an Interest Period applicable to a LIBOR Advance as provided in clause (ii) above, the last day of such Interest Period, in each case at the applicable rate of interest or other return for such LIBOR Advance(s) provided for herein (excluding, however, the LIBOR Rate Margin included therein, if any), over

(B) the interest which would have accrued to Bank on the applicable amount provided in clause (A) above through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate on the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, for a period equal to the remaining period of such applicable Interest Period provided in clause (A) above.

Bank’s request shall set forth the manner and method of computing such compensation and such determination as to such compensation shall be conclusive absent manifest error.

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(d) Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.7 shall be made as though Bank had actually funded each relevant LIBOR Advance through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.7.

(e) LIBOR Advances After Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.

3.7 Additional Requirements/Provisions Regarding LIBOR Advances.

(a) Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any LIBOR Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any LIBOR Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any LIBOR Advances or any deposits referred to in the definition of LIBOR); or

(iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.7(a). Determinations and allocations by Bank for purposes of this Section 3.7(a) of the effect

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of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Advances, of making or maintaining LIBOR Advances, or on amounts receivable by it in respect of LIBOR Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(b) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.7(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

Notwithstanding anything to the contrary in this Section 3.7, Borrower shall not be required to compensate Bank pursuant to this Section 3.7(b) for any amounts incurred more than sixth (6) months prior to the date that Bank notifies Borrower of Bank’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such sixth-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date, the termination of this Agreement and the repayment of all Obligations.

(c) If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank’s obligation to make the LIBOR Advances shall terminate; provided, however, LIBOR Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

(d) If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)(ii)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of

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Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c)(ii), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.

2.6 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.2 Financial Statements, Reports, Certificates.

Provide Bank with the following:

(a) a Transaction Report (and any schedules related thereto), in the event that Borrower’s Net Cash is less than Fifty Million Dollars (the “Net Cash Threshold”) and provided no Event of Default has occurred and is continuing, no later than thirty (30) days after the end of each month;

(b) in the event that Borrower’s Net Cash is (i) greater than the Net Cash Threshold and there are outstanding Obligations, within five (5) days of filing its Form 10-Q with the SEC, but no later than fifty (50) days after the end of each fiscal quarter, and (ii) less than the Net Cash Threshold and there are outstanding Obligations, no later than thirty (30) days after the end of each month, (A) accounts receivable agings, aged by invoice date, for the applicable period, (B) accounts payable agings for the applicable period, aged by invoice date, and outstanding or held check registers, if any, (C) reconciliations of accounts receivable agings for the applicable period (aged by invoice date), transaction reports and general ledger, and (D) Borrower’s Deferred Revenue report in form satisfactory to Bank in its sole discretion, but reasonable discretion; provided, however, notwithstanding the foregoing requirements of this Section 6.2(b), in the event Borrower’s Net Cash is (i) greater than the Net Cash Threshold and there are no outstanding Obligations, and (ii) less than the Net Cash Threshold and there are no outstanding Obligations, Borrower will not be required to provide the reports in clauses (A) through (D) of this Section and no Advances shall be made under this Agreement until such time as Borrower shall provide to Bank the reports in clauses (A) through (D) not less than thirty (30) days prior to the request for an Advance;

(c) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

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(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) [Reserved];

(f) as soon as available, but no later than forty-five (45) days after the end of each fiscal year approval by the Board of Directors, (A) a business forecast for the following fiscal year (including quarterly projected balance sheets, income statements, and cash flow statements) for the following fiscal year and (B) Board approved financial projections for the following fiscal year, commensurate in form and substance with those provided to Borrower’s venture capital investors;

(g) As soon as available, within five (5) days of filing its Form 10-K with the SEC, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;

(h) as soon as available, within five (5) days of filing its Form 10-Q with the SEC, and in any event within fifty (50) days after the end of each fiscal quarter of Borrower, company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

(i) within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(j) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

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(k) prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more; and

(l) other financial information reasonably requested by Bank.

2.7 Section 6.3 (Accounts Receivable). Section 6.3(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Bank shall require that all proceeds of Accounts from Account Debtors which have their principal place of business in the United States be deposited by Borrower into a lockbox account, or such other “blocked account” as specified by Bank, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of such Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, pursuant to the terms of Section 2.8(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof. Provided no Event of Default has occurred and is continuing and Borrower maintains a static loan balance under the Revolving Line, funds in the blocked account will be remitted to Borrower’s Designated Deposit Account.

2.8 Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.9 Financial Covenants.

Maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidating basis with respect to Borrower and its Subsidiaries

(a) Minimum Quarterly Recurring Revenue. Commencing with the quarter ending June 30, 2013, and as of the last day of each quarter thereafter, for the trailing three (3) month period then ended, minimum Quarterly Recurring Revenue of at least (i) Fifteen Million Dollars ($15,000,000) at all times that Borrower’s unrestricted cash on balance sheet exceeds Fifty Million Dollars ($50,000,000) or (ii) the following amounts at the following times at all times that Borrower’s unrestricted cash on balance sheet is less than Fifty Million Dollars ($50,000,000):

Quarter Ending	Minimum Quarterly Recurring Revenue
June 30, 2013	$15,500,000
September 30, 2013	$17,500,000
December 31, 2013	$19,500,000
March 31, 2014	$19,500,000

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Commencing with the quarter ending June 30, 2014, Borrower’s minimum Quarterly Recurring Revenue is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the December 31, 2014 fiscal year and delivered to Bank no later than February 14, 2014, which shall be equal to or greater than seventy-five percent (75%) of Borrower’s projected performance for each such quarter, as determined by Bank in its sole discretion (the “2014 MRR Covenant”). Borrower’s failure to reach an agreement with Bank on the 2014 MRR Covenant and to execute and deliver to Bank an amendment to this Agreement on or by May 15, 2014 shall constitute an immediate Event of Default under this Agreement.

(b) Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month on a consolidating basis with respect to Borrower and its Subsidiaries an Adjusted Quick Ratio of at least 1.50 to 1.00 at all times that Borrower’s unrestricted cash on balance sheet is less than Fifty Million Dollars ($50,000,000).

2.1 Section 12 (Termination Prior to Revolving Line Maturity Date). Section 12.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

12.1 Termination Prior to Revolving Line Maturity Date.

This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to (i) One Hundred Fifty Thousand Dollars ($150,000) if such termination occurs prior to July 31, 2014 and (ii) Seventy-Five Thousand Dollars ($75,000) if such termination occurs on or after July 31, 2014, provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.

2.2 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of Borrower.

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“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Closed Accounts” are, during any calendar quarter, the number of customer Accounts that are closed, cancelled, or otherwise terminated.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000).

“Revolving Line Maturity Date” is July 31, 2015.

(b) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement:

“Adjusted Quick Ratio” means, as of the date of determination, a ratio of Quick Assets to Current Liabilities.

“Continuation Date” means any date on which Borrower continues a LIBOR Advance into another Interest Period.

“Conversion Date” means any date on which Borrower converts a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year (excluding all Deferred Revenue).

“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the last day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.

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“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, or three months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“LIBOR Rate Margin” is three hundred (300) basis points.

“Net Cash Threshold” is defined in Section 6.2(a).

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“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit G, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit H, with appropriate insertions.

“Prime Rate Advance” means an Advance that bears interest based at the Prime Rate.

“Prime Rate Margin” is one quarter of one percent (.25%).

“Quarterly Recurring Revenue” means, for any period as at any date of determination, the sum of the aggregate value of all (a) billed Accounts of Borrower for such period taken as a single accounting period under GAAP, plus (b) quarterly services performed by the Borrower on all service contracts for billed Accounts, as reported by Borrower in its Quarterly Financial Statements delivered to the Bank pursuant to Section 6.2(h), minus (c) Closed Accounts, minus (d) one-time credits applied to any of Borrower’s Accounts.

“Quick Assets” is, on any date, Borrower’s and its Subsidiaries’ consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable (including earned but unbilled accounts that are expected to be billed within five (5) days of month-end) and short and long-term investments determined according to GAAP.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness and all Subordinated Debt, but excluding all Deferred Revenue.

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3. Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit B.

4. Notice of Borrowing. From and after the Supplemental Effective Date, Exhibit G (Form of Notice of Borrowing) is hereby added to the Loan Agreement in its entirety in the form attached hereto as Exhibit G. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Notice of Borrowing shall mean the Loan Supplement in the form attached hereto as Exhibit G.

5. Notice of Conversion/Continuation. From and after the Supplemental Effective Date, Exhibit H (Form of Notice of Conversion/Continuation) is hereby added to the Loan Agreement in its entirety in the form attached hereto as Exhibit H. From and after the Supplemental Effective Date, all references in the Loan Agreement to the Notice of Conversion/Continuation shall mean the Loan Supplement in the form attached hereto as Exhibit H.

6. Limitation of Amendments.

6.1 The amendments set forth in Sections 2, 3, 4, and 5 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

6.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

7. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

7.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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7.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

7.3 The organizational documents of Borrower delivered to Bank on the Supplemental Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

7.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

7.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Ryan Edwards
Title: Vice President

BORROWER

MARIN SOFTWARE INCORPORATED

By:	/s/ Christopher Lien
Title: CEO

MARIN SOFTWARE LIMITED

By:	/s/ Christopher Lien
Title: Director

MARIN SOFTWARE LIMITED

By:	/s/ John Kaelle
Title: Director